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                                                                   EXHIBIT 23.01


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference of our report on the September 30, 1997 consolidated financial statements of Interface Systems, Inc. and its subsidiaries dated November 6, 1997, included in this Form 10-K, into the Company's previously filed Form S-8 and Form S-3 registration statements (File No. 333-40979, File No. 33-87434, File No. 33-87438, File No. 33-38235 and File No. 33-04626).

                                        /s/ ARTHUR ANDERSEN LLP
Detroit, Michigan
December 29, 1997